UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2021

Outlook Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37759	38-3982704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

485 Route 1 South Building F. Suite 320 Iselin, New Jersey	08830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 619-3990

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities pursuant to Section 12 (b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	OTLK	The Nasdaq Stock Market LLC
Series A Warrants	OTLKW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement

On November 23, 2021, Outlook Therapeutics, Inc. (the “Company”) entered into an amended and restated underwriting agreement (the “Underwriting Agreement”) with H.C. Wainwright & Co., LLC (the “Underwriter”), to issue and sell 40,000,000 shares of common stock of the Company, par value $0.01 per share (“Common Stock”), in an underwritten public offering pursuant to an effective shelf registration statement on Form S-3 (File No. 333-254778) and a related prospectus and prospectus supplement, in each case filed with the Securities and Exchange Commission (the “Offering”). The offering price to the public was $1.25 per share of Common Stock. The Underwriter agreed to purchase the shares from the Company pursuant to the Underwriting Agreement at a price of $1.1625 per share (representing an underwriting discount of seven percent (7.0%) other than on shares sold to GMS Ventures & Investments (“GMS Ventures”), an affiliate of BioLexis Pte. Ltd., the Company’s largest stockholder) and the Company also agreed to reimburse the Underwriter for customary fees and expenses. In addition, the Company granted the Underwriter an option to purchase, for a period of 30 days from the date of the Underwriting Agreement, up to an additional 6,000,000 shares of Common Stock (the “Option”), which Option was exercised in full on November 29, 2021. The Company estimates that the net proceeds from the Offering will be approximately $54.0 million, which includes full exercise of the Option after deducting underwriting discounts and commissions and estimated offering expenses. The closing of the Offering occurred on November 29, 2021.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

A copy of the opinion of Cooley LLP as to the legality of the shares of Common Stock to be issued and sold in the Offering and related consent is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Underwriter Warrants

Pursuant the Underwriting Agreement, at the closing of the Offering, the Company issued 5-year warrants (the “Underwriter Warrants”) to the Underwriter or its designees to purchase shares of Common Stock in an amount equal to 7.0% of the aggregate number of shares sold in the Offering (excluding any shares sold to GMS Ventures), or 2,100,000 shares of Common Stock, at an exercise price of $1.5625 per share. Neither the issuance of the Underwriter Warrants nor the shares of Common Stock issuable upon the exercise of the Underwriter Warrants (the "Warrant Shares") are registered under the Securities Act or any state securities laws. The Underwriter Warrants and the Warrant Shares were or will be issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

The foregoing descriptions of the Underwriting Agreement and the Underwriter Warrants are not complete, and each description is qualified in its entirety by reference to the full text of the Underwriting Agreement and the Form of Underwriter Warrant, copies of which are filed as Exhibits 1.1 and 4.1 respectively, to this Current Report on Form 8-K, and are incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K to the extent required by this Item 3.02 is incorporated herein by reference.

Item 8.01	Other Events

On November 23, 2021, the Company issued press releases announcing the Offering described herein. On November 29, 2021, the Company issued a press release relating to the closing of the Offering described herein. Copies of the press releases are attached as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3 hereto.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
1.1	Amended and Restated Underwriting Agreement, dated November 23, 2021, by and between the Company and H.C. Wainwright & Co., LLC.
4.1	Form of Underwriter Warrant.
5.1	Opinion of Cooley LLP.
23.1	Consent of Cooley LLP (included in Exhibit 5.1).
99.1	Press Release dated November 23, 2021.
99.2	Press Release dated November 23, 2021.
99.3	Press Release dated November 29, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Outlook Therapeutics, Inc.

Date: November 29, 2021	By:	/s/ Lawrence A. Kenyon
Lawrence A. Kenyon
Chief Financial Officer